Exhibit 1

WGL HOLDINGS, INC.

(a Virginia corporation)

1,790,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: June 20, 2001

i

	(h)Use of Proceeds	15

	(i)Restriction on Sale of Securities	15

	(j)Reporting Requirements	15

SECTION 4.	Payment of Expenses	16

	(a) Expenses	16

	(b)Termination of Agreement	16

SECTION 5.	Conditions of Underwriters’ Obligations	16

	(a)Effectiveness of Registration Statement	16

	(b)Opinion of Counsel for Company	17

	(c)Opinion of Counsel for Underwriters	17

	(d)Officers’ Certificate	17

	(e)Accountant’s Comfort Letter	17

	(f)Bring-down Comfort Letter	18

	(g)No Objection	18

	(h)Lock-up Agreements	18

	(i)Conditions to Purchase of Option Securities	18

	(j)Additional Documents	19

	(k)Termination of Agreement	19

SECTION 6.	Indemnification.	19

	(a)Indemnification of Underwriters	19

	(b)Indemnification of Company, Directors and Officers	20

	(c)Actions Against Parties; Notification	20

	(d)Settlement without Consent if Failure to Reimburse	21

SECTION 7.	Contribution	21

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	22

SECTION 9.	Termination of Agreement	23

	(a) Termination; General	23

	(b) Liabilities	23

SECTION 10.	Default by One or More of the Underwriters	23

	SECTION 11. Notices	24

	SECTION 12. Parties	24

	SECTION 13. GOVERNING LAW AND TIME	25

	SECTION 14. Effect of Headings	25

ii

SCHEDULES

Schedule A —List of Underwriters	Sch A-1

Schedule B —Pricing Information	Sch B-1

Schedule C —List of Persons Subject to Lock-up	Sch C-1

EXHIBITS

Exhibit A —Form of Opinion of Company’s Counsel	A-1

Exhibit B —Form of Lock-up Letter	B-1

iii

WGL HOLDINGS, INC.

(a Virginia corporation)

1,790,000 Shares of Common Stock

(Without Par Value)

PURCHASE AGREEMENT

June 20, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
A.G. EDWARDS & SONS, INC.
GOLDMAN, SACHS & CO.
      as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      WGL Holdings, Inc., a Virginia corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, A.G. Edwards & Sons, Inc. and Goldman, Sachs & Co. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, without par value, of the Company (“Common Stock”) set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 268,500 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,790,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 268,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

      The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-62366) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (b) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus dated June 14, 2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

      All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of

1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations under the 1934 Act (the “1934 Act Regulations”), contained and will contain all statements required to be stated therein in accordance with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the respective times each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), such preliminary prospectus and the Prospectus complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, contained and will contain all statements required to be stated therein in accordance with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or

Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus and any other materials, if any, permitted by the 1934 Act.

Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents which are incorporated by reference in the Registration Statement and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) shall, when they are filed with the Commission, conform in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, as applicable.

(iii) Financial Statements; Independent Accountants. The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company, or, before November 1, 2000, Washington Gas Light Company, as of the respective dates thereof and the consolidated results of operations and cash flows of the Company, or, before November 1, 2000, Washington Gas Light Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the 1933 Act Regulations are true and correct in all material respects.

(iv) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company and Its Subsidiaries. Each of Washington Gas Light Company, Hampshire Gas Company, Washington Gas Resources Corp., Crab Run Gas Company, American Combustion Industries, Inc., Washington Gas Energy Systems, Inc., Washington Gas Energy Services, Inc. and Washington Gas Credit Corp. (collectively, the “Subsidiaries”) and the Company is, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will be, a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Company and each of its Subsidiaries has, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity that could be considered a “significant subsidiary” under Rule 1-02 of Regulation S-X promulgated under the 1933 Act. Complete and correct copies of the certificate of incorporation and of the by-laws, or the instruments of formation and governance, of each of the Company, Washington Gas Light Company, Hampshire Gas Company, Washington Gas Resources Corp. and Crab Run Gas Company and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Time or, if later, the Date of Delivery.

(vii) Capitalization. The outstanding shares of capital stock of the Company have been, and the Securities to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus (including the table entitled “Capitalization Data” in the section of the Registration Statement and of the Prospectus titled “Selected Financial and Operational Information”) is, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will be, complete and accurate in all respects. Except as excepted from the provisions of Section 3(i) hereof, the Company does not have outstanding, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Securities, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

(viii) Authorization of Agreement. The Company has full corporate power and authority to enter into this Agreement. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.

(ix) Absence of Labor Dispute. The Company and its Subsidiaries are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, in each case that could result in a Material Adverse Effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole.

(x) Absence of Proceedings. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its Subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

(xi) Accuracy of Exhibits. There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

(xii) Accuracy of Agreement. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

(xiii) Absence of Material Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the 1933 Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiv) Absence of Payment of Funds. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

(xv) Absence of Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

(xvi) Listing. The Securities are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

(xvii) Possession of Intellectual Property. The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, “patent and proprietary rights”) presently employed by them or that are necessary in connection with the conduct of the business now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Subsidiaries.

(xviii) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution by the Underwriters of the Securities, and except for a filing with and the order from the Commission under the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”) authorizing the issuance and sale by the Company of the Securities, which order has been obtained and is in full force and effect.

(xix) Possession of Licenses and Permits. Except as would not have a Material Adverse Effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (B) complied in all respects with all laws, regulations and orders applicable to it or its business and (C) performed all its obligations required to be performed by it, and is not, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder, except for any defaults that would not have a Material Adverse Effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is, nor at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will any of them be, in violation of any provision of its certificate of incorporation or by-laws.

(xx) Title to Property. The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

(xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii) Environmental Laws. Except as set forth in the Registration Statement and the Prospectus, the Company and its Subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus, there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) that would, singly or in the aggregate, have a Material Adverse Effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole.

(xxiii) Insurance. The Company and its Subsidiaries maintain insurance with respect to their properties and businesses of the types and in amounts generally deemed adequate for their businesses and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

(xxiv) Taxes. The Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; and the Company has no knowledge of any tax deficiency that has been or might be asserted or threatened against the Company and any of its Subsidiaries. There are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any Subsidiary has received notice) where the findings of such audit, if determined adversely, would result in a Material Adverse Effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole.

(xxv) ERISA. With respect to each employee benefit plan, program and arrangement (including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the “Benefit Plans”), to the best knowledge of the Company, no event has occurred that could subject the Company or any of its Subsidiaries to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

      (b) Officers’ Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 268,500 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called “Closing Time”).

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

      (i) Restriction on Sale of Securities. During the period of 90 days commencing on the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, contract to sell, offer to sell, assign, pledge, hypothecate, lend, transfer, make any short sale of, grant any option, right or warrant for the sale of, or otherwise dispose of, for cash, any Common Stock or securities convertible into Common Stock, other than to the Underwriters pursuant to this Agreement and other than pursuant to the employee benefit plans of the Company and its Subsidiaries, the Company’s Dividend Reinvestment and Common Stock Purchase Plan, and the Long Term Incentive and Directors’ Stock Compensation Plans applicable to the Company or its Subsidiaries.

      (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof, or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of John K. Keane, Jr., Esq., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Pillsbury Winthrop LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xiii), (xv) (solely as to the information in the Prospectus under “Description of Our Common Stock”) and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (g) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

      (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(A) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(B) Opinion of Counsel for Company. The favorable opinion of John K. Keane, Jr., Esq., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(C) Opinion of Counsel for Underwriters. The favorable opinion of Pillsbury Winthrop LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(D) Bring-down Comfort Letter. A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), and provided further, that the foregoing indemnity shall not apply in connection with a preliminary prospectus, if copies of the Prospectus were timely delivered to each Underwriter pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to the person asserting the loss, liability, claim, damage or expense, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

      (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9. Termination of Agreement. (a) Termination; General. The Representa-tives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if the rating assigned by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) to any debt securities of the Company or its Subsidiaries as of the date of the Prospectus shall have been lowered since that date or if, since that date, any such rating agency shall have publicly announced that it has placed any debt securities of the Company or its Subsidiaries on what is commonly termed a “watch list” for possible downgrading, or (iii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the

NASD or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 4 World Financial Center, floor number 24, New York, New York 10080, attention: Anthony Leness; and notices to the Company shall be directed to it at 1100 H Street, N.W., Washington, D.C. 20080, attention: Secretary.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

WGL HOLDINGS, INC.

By /s/ Frederic M. Kline Title: Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
A.G. EDWARDS & SONS, INC.
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By  /s/   John Burges
             Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Initial
Name of Underwriter	Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	966,600

A.G. Edwards & Sons, Inc.	393,800

Goldman, Sachs & Co.	393,800

UBS Warburg LLC	35,800

Total	1,790,000

Sch A-1

SCHEDULE B

WGL HOLDINGS, INC.

1,790,000 Shares of Common Stock

(Without Par Value)

      1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $26.73.

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $25.835, being an amount equal to the initial public offering price set forth above less $.895 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

List of persons and entities
subject to lock-up

Elizabeth M. Arnold
Michael D. Barnes
Beverly J. Burke
Daniel J. Callahan, III
Adrian P. Chapman
George Patrick Clancy, Jr.
Richard J. Cook
James H. DeGraffenreidt, Jr.
Melvyn J. Estrin
Shelley C. Jennings
John K. Keane, Jr.
Frederic M. Kline
Debra L. Lee
Terry D. McCallister
Philip A. Odeen
Douglas V. Pope
Roberta Willis Sims
Robert A. Sykes
Robert E. Tuoriniemi
James B. White
Karen Hastie Williams

Sch C-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

June ___, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
A.G. EDWARDS & SONS, INC.
GOLDMAN, SACHS & CO.
    as Representatives of the several Underwriters
c/o    Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
         4 World Financial Center
         New York, New York 10080

Ladies and Gentlemen:

      I am Senior Vice President and General Counsel of WGL Holdings, Inc. (the “Company”). I am familiar with proceedings undertaken for the issue and sale by the Company of 1,790,000 shares (the “Firm Shares”) of the Company’s common stock, without par value, and an additional 268,500 shares of the Company’s common stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

      The Shares are to be issued and sold pursuant to terms set forth in the Purchase Agreement (the “Purchase Agreement”) dated June 20, 2001, among the Company and you acting as representatives (“Representatives”) of the several underwriters named in Schedule I of the Purchase Agreement (collectively, the “Underwriters”). Capitalized terms used in this opinion and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement. This opinion is delivered to you pursuant to Section 5(b) of the Purchase Agreement.

      In forming this opinion, I have reviewed certificates of governmental and corporate officers and examined evidence of governmental and corporate action. In addition, I have reviewed and relied on opinions of my predecessors in office and, when matters of fact were not independently established, I have relied on certificates delivered by officers of the Company in connection with the closing of this transaction.

      On this basis, I advise you that in my opinion:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization Data” (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(vi) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(vii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xii) If Rule 434 has been relied upon, the Prospectus was not “materially different,” as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

(xiii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

(xiv) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

(xv) The information in the Prospectus under “Description of Our Common Stock” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown.

(xvi) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(xvii) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1933 Act Regulations and the 1935 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

(xix) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material

Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xx) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Sincerely,

[Form of lock-up letter from directors, officers or other stockholders pursuant to Section 5(h)]

LOCK-UP AGREEMENT

June __, 2001

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
A.G. Edwards & Sons, Inc.
Goldman, Sachs & Co.
      as Representatives of the several
      Underwriters to be named in the
      within mentioned Purchase Agreement

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York 10080

    Re: Proposed Public Offering by WGL Holdings, Inc.

Ladies and Gentlemen:

      The undersigned, [an officer and/or director] of WGL Holdings, Inc. (the “Company”) and/or Washington Gas Light Company, understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), A.G. Edwards & Sons, Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares of the Company’s common stock, without par value (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as [an officer and/or director] of the Company and/or Washington Gas Light Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of ninety (90) days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) sell, contract to sell, offer to sell, assign, pledge, hypothecate, lend, transfer, make

B-1

any short sale of, grant any option, right or warrant for the sale of, or otherwise dispose of, any Common Stock or securities convertible into Common Stock, whether now owned or hereafter acquired or with respect to which the undersigned has or hereafter acquires (alone or with others) the power of disposition, for cash, (ii) file any registration statement under the Securities Act of 1933, as amended, or request or demand that the Company file any such registration statement, with respect to any of the foregoing or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing limitations on sales of Common Stock by me do not apply (i) to any “cashless withholding” of Common Stock for taxes under any grants of Common Stock to me under any Company plan or, (ii) to sales of Common Stock by me under a “cashless exercise” of stock options which may vest for me under any Company plan.

Very truly yours,

Signature: —————————————

Print name: —————————————

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